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                                                                   EXHIBIT 23(C)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement
of Conseco, Inc. on Form S-4 (File No. 333-     ), of our reports dated March
20, 1996 on our audits of the consolidated financial statements and financial statement schedules of Bankers Life Holding Corporation and subsidiaries as of December 31, 1995 and 1994, and for the six months ended December 31, 1995, the six months ended June 30, 1995 and the years ended December 31, 1994 and 1993, included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ COOPERS & LYBRAND L.L.P.
                                          --------------------------------------

                                          COOPERS & LYBRAND L.L.P.

Indianapolis, Indiana

December 17, 1996